Exhibit 10.2

AMENDMENT TO

OFFER LETTER AND CHANGE IN CONTROL SEVERANCE AGREEMENT

This Amendment (this "Amendment") relating to that certain Offer Letter, dated December 29, 2014, by and between Jim Scholhamer (the "Executive") and Ultra Clean Holdings, Inc. (the "Company") (the "Offer Letter"), and that certain Change in Control Severance Agreement, dated as of January 19, 2015, by and between the Executive and the Company (the "CIC Agreement" and, together with the Offer Letter, the "Executive Agreements"), is made as of July 25, 2017.

RECITALS

WHEREAS, each of the Executive and the Company desires to amend the Executive Agreements as set forth herein in order to make the definition of Cause in the Executive Agreements consistent with the definition of Cause in the Company's Severance Benefits for Executive Officers policy, as amended as of the date hereof (the "Severance Policy").

AGREEMENT

NOW THEREFORE, in consideration of the mutual agreements and covenants set forth below, the parties hereto agree as follows:

A.Amendments of the Executive Agreements. The Executive Agreements are hereby amended as follows:

(1)For purposes of the Severance Policy and the CIC Agreement, the definition of "Cause" is hereby amended to read in its entirety as follows:

"Cause" means: (A) you are convicted of, or plead guilty or no contest to, a criminal offense; (b) you engage in any act of fraud or dishonesty; (C) you breach any agreement with the Company; (D) you commit any material violation of Company policy; or (E) you fail, refuse or neglect to perform the services required of you in your position at the Company.

B.At-will Employment. Nothing in this Amendment or in the Executive Agreements changes the at-will nature of employment of the Executive.

C.Miscellaneous.

(I)Entire Agreement. This Amendment, together with the Executive Agreements, represents the entire agreement between Executive and the Company and its affiliates with respect to the subject matter herein, and supersedes all prior and contemporaneous discussions, negotiations, and agreements concerning such subject matter.

(2)Governing  Law. This  Amendment  shall be governed  by and construed in accordance with the laws of the State of California without reference to principles of conflict of laws.

(3)Counterparts. This Amendment may be signed in several counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

[Signatures Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered in its name and on its behalf, all as of the day and year first written above.

ULTRA CLEAN HOLDINGS, INC.

By:	/s/ Clarence Granger
Name:	Clarence Granger
Title:	Chairman

EXECUTIVE

By:	/s/ Jim Scholhamer
Name:	Jim Scholhamer